Exhibit 16.1

November 10, 2021

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read the Form 6-K of Luokung Technology Corp. dated November 10, 2021. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Moore Stephens CPA Limited
Hong Kong